UNITED STATES

  SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2016

 CELSION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648

Registrant’s telephone number, including area code: (609) 896-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 15, 2016, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Celsion Corporation, a Delaware corporation (the “Company”), the stockholders of the Company approved an amendment to Article Fourth of the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), to increase the number of the authorized shares of the Company’s common stock, par value $0.01 per share, from 75,000,000 shares to 112,500,000 shares. The number of the authorized shares of preferred stock remains 100,000 shares. The aggregate number of shares of all classes of stock that the Company may issue, after giving effect to such amendment as approved by the stockholders, will be 112,600,000 shares.

The foregoing summary does not purport to be complete and is qualified in its entirety by the full text of the certificate of amendment to the Certificate of Incorporation filed by the Company on June 15, 2016 with the Secretary of State of the State of Delaware, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Company’s Annual Meeting on June 15, 2016, the following actions were taken. The proposals below are described in detail in the Company’s definitive proxy statement dated May 5, 2016 for the Annual Meeting.

Proposal 1

Each of the individuals listed below was elected, by a majority of the votes cast at the Annual Meeting and entitled to vote on the election of directors, to serve on the Board of Directors until the 2019 Annual Meeting of Stockholders.

Nominee	For	Withheld	Broker Non-Votes
Mr. Michael H. Tardugno	6,395,365	291,026	11,003,447
Dr. Donald P. Braun	6,385,946	300,445	11,003,447
Dr. Andreas Voss	6,387,028	299,363	11,003,447

In addition to the directors elected above, Dr. Augustine Chow, Mr. Frederick J. Fritz, Mr. Robert W. Hooper and Dr. Alberto R. Martinez continued to serve as directors after the Annual Meeting.

Proposal 2

The proposal to approve, on an advisory basis, the 2016 compensation of the Company’s named executive officers (“Say-on-Pay”), was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
17,395,523	233,748	60,567	11,003,447

Proposal 3

The proposal, by the Audit Committee of the Board of Directors of the Company, to ratify the appointment of Dixon Hughes Goodman LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2016, as described in the proxy materials, was approved with approximately 98.34% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 1.32% voting against the proposal with 0.34% abstaining. As disclosed in the Company’s current report on Form 8-K filed on June 1, 2016, as a result of the dissolution of Stegman & Company, the Company’s former independent registered public accounting firm, Dixon Hughes Goodman LLP became the Company’s independent registered public accounting firm effective June 1, 2016.

For	Against	Abstain
17,395,523	233,748	60,567

Proposal 4

The proposal to approve an amendment to the Certificate of Incorporation to increase the number of the authorized shares of the Company’s common stock, par value $0.01 per share, from 75,000,000 shares to 112,500,000 shares was approved based upon the following votes:

For	Against	Abstain
13,370,733	3,926,649	392,456

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Celsion Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Date: June 15, 2016	By:	/s/Jeffrey W. Church
Jeffrey W. Church
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Celsion Corporation